UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2016

Mirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1250 Capital of Texas Highway South
Building 3, Suite 400
Austin, TX 78746

(Address of principal executive offices, including Zip Code)

3711 South Mopac
Austin, TX 78735
(Former name or former address, if changed since last report)
Registrant’s telephone number, including area code: (512) 901-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 23, 2016, the Board of Directors of Mirna Therapeutics, Inc. (the “Company”) appointed Alan Fuhrman, age 60, the Company’s Chief Financial Officer, to the position of Principal Accounting Officer of the Company, effective December 2, 2016.
Mr. Fuhrman has served as the Company's Chief Financial Officer since September 2015. Mr. Fuhrman previously served as the Chief Financial Officer of Ambit Biosciences Corporation, a biopharmaceutical company, from October 2010 through the company's initial public offering in 2013 and until its sale to Daiichi Sankyo for up to $410 million. Prior to this role, Mr. Fuhrman served as Chief Financial Officer of Naviscan, Inc., a privately-held medical imaging company, from November 2008 until September 2010, and as Chief Financial Officer of Sonus Pharmaceuticals, Inc., a pharmaceutical company, from September 2004 until August 2008. Mr. Fuhrman is a member of the board of directors of Loxo Oncology, Inc. and serves as the chairman of the audit committee and member of its compensation committee. Earlier in Mr. Fuhrman's career he practiced as a CPA with Coopers and Lybrand. Mr. Fuhrman received a B.S. in both Business Administration and Agricultural Economics from Montana State University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRNA THERAPEUTICS, INC.
Date: November 29, 2016	By: /s/ Alan Fuhrman Alan Fuhrman Chief Financial Officer